Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Lumenis Ltd
Yokneam Israel
We hereby consent to the incorporation by reference, in the Registration Statement on form S-8, of our report dated April 30, 2007, relating to the consolidated financial statements of Lumenis Ltd. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Ziv Haft
Ziv Haft
BDO member firm
December 26, 2007